Exhibit 99.1

IACB Shareholders Vote to Approve the Proposed Business Combination with Innovid

NEW YORK, NY – November 29, 2021 - ION Acquisition Corp 2, Ltd. (“ION”) (NYSE:IACB), a special purpose acquisition company, announced today that its shareholders voted to approve the previously announced business combination with Innovid Inc. (“Innovid” or the “Company”), a leading independent connected TV (CTV) advertising delivery and measurement platform, at its Extraordinary General Meeting held on November 29, 2021.

Approximately 97.4% of the votes cast at the meeting voted to approve the transaction. The closing of the business combination is expected to take place on November 30. The transaction will generate approximately $251 million of proceeds upon closing, after giving effect to redemptions (of 19,585,174 shares) and payment of deferred underwriting commissions, but before payment of transaction expenses. Following the closing, the Company’s ordinary shares and warrants will begin trading on the New York Stock Exchange (“NYSE”) beginning on December 1 under the ticker symbols “CTV” and “CTV.WS” respectively.

“Innovid has built an outstanding ad-serving, creative and measurement platform, purpose-built for CTV, to empower global advertisers as they transition $200 billion of TV advertising from broadcast television to the digital age,” said Gilad Shany, CEO of ION. “With strong customer relationships with the largest TV advertisers, deep partnerships across the ecosystem, independence of any media bias, and attractive usage-based unit economics, the company is uniquely positioned going forward,” continued Gilad. “With the support of our shareholders for the business combination, we look forward to the next phase of our partnership with Zvika and the Innovid team as they commence their journey as a public company, and cement their leadership position in the CTV ecosystem.”

Important Information

Neither the SEC, any state securities commission or the Israel Securities Authority has approved or disapproved of the securities to be issued in connection with the Business Combination, or determined if the Registration Statement is accurate or adequate.

Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Innovid’s and ION’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, ION’s and Innovid’s expectations with respect to future performance and anticipated financial impacts of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside ION’s and Innovid’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (ii) the outcome of legal proceedings that have or may be instituted against ION and Innovid; (iii) the inability to complete the Business Combination, including due to failure to satisfy the remaining conditions in the Merger Agreement; (iv) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (v) the inability to obtain or maintain the listing of the common stock of the post-acquisition company on The New York Stock Exchange following the Business Combination; (vi) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (vii) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (viii) costs related to the Business Combination; (ix) changes in applicable laws or regulations; (x) the possibility that ION, Innovid or the combined company may be adversely affected by other economic, business, competitive and/or factors such as the COVID-19 pandemic; (xi) the potential effect of reduced advertising spend due to ongoing supply chain constraints on our customers and the ultimate impact of such constraints on our results of operations and ability to accurately predict future performance; and (xii) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in ION’s other filings with the SEC. ION cautions that the foregoing list of factors is not exclusive. ION cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ION does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Founded in 2007, Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation powered by exclusive partnerships designed to fuel the future of TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific.

About ION

ION is a special purpose acquisition company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While ION may pursue a business combination target in any business or industry, ION intends to focus on the rapidly growing universe of Israeli companies and entrepreneurs that apply technology and innovation to our everyday lives. ION is sponsored by ION Holdings 2, LP, an affiliate of ION Asset Management Ltd.

Learn more at www.ion-am.com/spac2.

Investor Relations

ION Acquisition Corp 2 Ltd

Avrom Gilbert

avrom@ion-am.com